Exhibit 99.1

Cryoport Reports 2020 Third-Quarter Results

•	Acquired MVE Biological Solutions and CRYOPDP advancing Cryoport’s position as the global leader in temperature-controlled supply chain solutions for the life sciences industry
•	Renewed contract to support Novartis’ commercial and clinical programs
•	Selected to support potential commercial launch of Bristol Myers Squibb’s Lisocabtagene Maraleucel (Liso-Cel)

NASHVILLE, Tennessee (November 5, 2020) - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport”, “our” or “we”), a global leader in temperature-controlled supply chain solutions for the life sciences industry, announced financial results for the Third Quarter and nine-month period ended September 30, 2020.

“Our Third Quarter results reflect solid performance and positive trends for Cryoport, powered by continued strength in Biopharma, with regenerative medicine clinical trials supported by Cryoport increasing to 517, and Reproductive Medicine, which benefited from increased activity as fertility clinics resumed operations as well as the expansion of our services to additional fertility clinic networks. I am proud of our team’s relentless passion and commitment to patients and clients around the world as we boldly fight the COVID-19 pandemic and continue to serve our clients by delivering lifesaving therapies without interruption. Our team’s resilient mindset, combined with our strategic capabilities and execution excellence, increases our optimism for a continued ramp in 2020 and strong momentum entering into 2021,” said Jerrell Shelton, Chairman and CEO.

OVERALL FINANCIAL RESULTS:

THIRD QUARTER

($ in millions)	2020	2019	% Change
Revenue	$11.2	$9.6	17%
Gross Margin ($)	$6.1	$4.6	31%
Gross Margin (%)	54.2%	48.3%	12%

“This was a seminal quarter for the advancement of Cryoport's vision, mission and strategy. We successfully signed definitive agreements for our milestone acquisitions of MVE Biological Solutions and CRYOPDP during the Third Quarter and closed both on October 1, 2020. With these important acquisitions, we instantly expanded to 30 locations across the globe, as well as broadened our capabilities into the full range of temperature-controlled supply chain solutions, covering controlled room temperature (CRT) down to cryogenic temperatures (-196°C). We also broadened our capabilities by adding deep proficiencies in storage and transport devices that extend our abilities to provide more complete solutions without dependence on outside resources. As a result, we are now in a strengthened competitive position in all our markets, Animal Health, Reproductive Medicine and especially the Biopharma market, which is propelled by Regenerative Medicine. Most important, we are positioned better than ever to support the anticipated dozens of commercial therapies around the globe, which we believe will be the driving force behind our revenue growth over the next five years.

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“To partially fund the purchase of MVE, we partnered with Blackstone, a world leading global investment business with special interests in the life sciences industry. Cryoport now operates as an operating holding company, with a family of companies that provide complementary and world-beating temperature-controlled supply chain solutions for the life sciences industry and focused on the Biopharma, Reproductive Medicine and Animal Health markets. This is especially important in our continuing development of capabilities for supporting the regenerative medicine ecosystem, which has a growing number of therapies entering development and many approaching global commercialization. As the undisputed market leader for temperature-controlled supply chain solutions for the life sciences industry, we have created a new, enhanced platform for continued long-term growth. We are proud to have the size, global scale and opportunity to continue to expand our support of the rapidly growing Regenerative Medicine ecosystem as the market continues to demonstrate rapid development and our pipeline of potential commercial customers is the largest in our history.

“With our newly developed platform for serving the life sciences industry with advanced temperature-controlled supply chain solutions and a rapidly growing market to which we are committed, our future has never been brighter,” concluded Mr. Shelton.

Biopharma

In the Third Quarter, Novartis renewed its agreement with Cryoport for temperature-controlled supply chain support of KYMRIAH®; this follows Gilead’s Kite renewal of its agreement with Cryoport in support of its commercial and clinical therapies in the prior quarter. Cryoport temperature-controlled supply chain solutions are integral to these companies’ ability to provide their respective life-saving therapies to patients.

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The Third Quarter also marked the first revenue generated from the recently approved commercial therapy TECARTUS™ from Gilead. While the revenue generated from TECARTUS™ was small in the Third Quarter, we expect it and bluebird bio’s ZYNTEGLO® to ramp in the fourth quarter and throughout 2021.

Subsequent to quarter end, Bristol Myers Squibb selected Cryoport to support the potential global launch of Lisocabtagene Maraleucel (Liso-Cel), which was recently validated by the European Medicines Agency (EMA), marking Cryoport’s fifth long-term agreement supporting the global commercial launch of a cell and gene therapy.

We continue to grow our leading position in the Biopharma market and are pleased to also report continued strong clinical trial growth for the Third Quarter. As a note, of the 56 clinical trials suspended at the end of the First Quarter due to the COVID-19 pandemic, none remain suspended as of the end of the Third Quarter. Moreover, clinical trial activity has largely rebounded to pre-COVID levels and continues to accelerate due to successful execution by Cryoport.

Global clinical trial activity continues to increase and Cryoport now supports a net total of 517 clinical trials as of September 30, 2020 compared to 425 as of September 30, 2019. The number of those trials in Phase III is 66, compared to 54 as of September 30, 2019. Of the 517 total trials Cryoport supports, 411 are in the Americas, 83 in EMEA (Europe, the Middle East and Africa) and 23 in APAC (Asia Pacific). This compares to 360 in the Americas, 55 in EMEA and 10 in APAC as of September 30, 2019. Additionally, due to the increase in demand for support in the APAC region, Cryoport Systems and CRYOPDP anticipate establishing their first two jointly operated logistics centers in Singapore and Osaka, Japan in the Fourth Quarter of 2020.

A total of seven (7) Cryoport supported Marketing Authorization Applications (MAA’s) or Biologic License Applications (BLA’s) have been filed in 2020, and a further two (2) are expected to be filed in the Fourth Quarter, based on internal information and forecasts from the Alliance for Regenerative Medicine (ARM). We also anticipate up to 21 MAA or BLA submissions for Cryoport-supported products in 2021.

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Reproductive Medicine

Global adjustments to COVID-19 restrictions allowed most fertility clinics to reopen, which led to a significant ramp in Reproductive Medicine revenue in the Third Quarter which equated to a 62% increase compared to the same period in the prior year, led by our partnership with Inception Fertility. Additionally, we signed partnerships with Cord Blood Registry and Generate Life in the Third Quarter, which are expected to continue to spur our growth as we continue to expand in this important global market.

Animal Health

Animal Health revenue remained steady for the three months ended September 30, 2020. Our pipeline of potential new clients continues to grow and is expected to generate additional revenue in the Fourth Quarter and in 2021.

Covid-19 Activity

Mr. Shelton commented, “As the development and distribution landscape for potential COVID-19 vaccines and treatments is still developing, we do not yet know the roles we may play. However, in the fight against the COVID-19 pandemic, we are highly confident that we will be a part of the global solution as we are now supporting 26 separate clinical trials, including a leading vaccine candidate, across our business units:

•	Cryoport Systems – 15 trials
•	CRYOPDP – 5 trials
•	CRYOGENE – 6 trials

Additionally, recently MVE received several orders from government tenders and through our distribution network for storage systems that are destined for use in storing pandemic related materials.

“We are committed to our mission of supporting life and health by delivering reliable and comprehensive temperature-controlled supply chain solutions for the life sciences through our innovation, advanced technologies, and global supply chain network, and are proud to be supporting these important and timely clinical stage vaccines and therapies.”

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Financial Highlights

●	Revenue increased 17% to $11.2 million for the three-month period ended September 30, 2020, compared with the same period in the prior year and 23% to $30.3 million for the nine-month period ended September 30, 2020, compared with the same period in the prior year.
●	Biopharma revenue increased $1.0 million or 12.8%, to $8.4 million in the three months ended September 30, 2020, compared to $7.5 million for the same period in 2019 and $3.2 million or 15.7%, to $23.2 million for the nine-month period ended September 30, 2020, compared with the same period in the prior year.
●	Commercial Biopharma revenue decreased $0.2 million or 7.7%, to $2.4 million for the three months ended September 30, 2020, compared to $2.6 million for the same period in 2019 and $2.0 million or 34.9%, to $7.9 million for the nine-month period ended September 30, 2020, compared with the same period in the prior year.
●	Reproductive Medicine revenue increased $0.5 million or 61.6%, to $1.2 million for the three months ended September 30, 2020, compared to $0.7 million for the same period in 2019 and $0.4 million or 16.5% to $2.6 million for the nine-month period ended September 30, 2020, compared with the same period in the prior year.
●	Animal Health revenue held steady at $0.2 million and $0.7 million in revenue for the three and nine months ended September 30, 2020, respectively, compared with the same period in the prior year.
●	Gross margin was 54% for the three and nine months ended September 30, 2020, compared to 48% and 50% for the same periods in the prior year.
●	Operating costs and expenses decreased by $0.2 million for the three-month period ended September 30, 2020, compared to the same period in the prior year. The Third Quarter includes $5.8 million in consulting and professional services related to the acquisitions of MVE Biological Solutions and CRYOPDP, as well as reflecting an increase in employee related costs by $2.2 million as a result of building out our global infrastructure and capabilities. Further, consulting fees focused on software, technology and engineering projects to further enhance our current solutions and develop new technologies for the markets we serve increased by $1.2 million. These investments in infrastructure, competencies and technology development are critical to support the continuing scaling of our business and demand for Cryoport’s solutions. In comparing the two periods, the increases in operating costs and expenses during the Third Quarter were more than offset by the $10.4 million in one-time accelerated stock-based compensation expenses recorded during the Third Quarter of 2019.

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●	Net loss for the three-month period ended September 30, 2020 was $11.4 million, or $0.29 per share, compared to a net loss of $12.5 million, or $0.35 per share in the same period in 2019.
●	Net loss for the nine-month period ended September 30, 2020 was $21.2 million, or $0.55 per share, compared with $17.4 million, or $0.54 per share, in the same nine-month period in 2019.
●	Adjusted EBITDA for the three-month period ended September 30, 2020 was ($1.5 million), compared with $1.3 million in the same period in the prior year. Adjusted EBITDA for the nine-month period ended September 30, 2020, was ($4.0 million), compared with $1.3 million in the same nine-month period in the prior year.
●	Cryoport reported $202.9 million in cash, cash equivalents and short-term investments as of September 30, 2020, compared with $94.3 million as of December 31, 2019. This increase includes net proceeds of approximately $111.3 million received from a convertible debt offering during the nine-month period ended September 30, 2020.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in Cryoport’s quarterly report on Form 10-Q for the three months ended September 30, 2020, which will be filed with the Securities and Exchange Commission (“SEC”) on or about November 6, 2020. The full report will be available on the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoport.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: A document titled “Cryoport Third Quarter 2020 in Review”, providing a review of Cryoport’s recent financial and operational performance and a general business update, will be issued at 4:05 pm ET on Thursday, November 5, 2020. The document is designed to be read by investors before the questions and answers conference call and can be accessed at http://ir.cryoport.com/events-and-presentations.

Cryoport management will host a conference call at 5:00 pm ET on November 5, 2020. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results.

Conference Call Information

Date:	November 5, 2020
Time:	5:00 p.m. ET
Dial-in numbers:	+1 (866) 269-4260 (U.S.), +1 (720) 452-9102 (International)
Confirmation code:	Request the “Cryoport Call”
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

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Questions and answers will be recorded and available approximately three hours after completion of the live event on the Investor Relations section of the Company's website at www.cryoport.com for a limited time. To access the replay of the questions and answers, please follow this link. A dial-in replay of the call will also be available, to those interested, until November 12, 2020. To access the replay, dial +1 (844) 512-2921 (United States) or +1 (412) 317-6671 (International) and enter replay pin number: 4671157.

About Cryoport

Cryoport, Inc. (Nasdaq: CYRX) is redefining temperature-controlled supply chain support for the life sciences industry by continually broadening its platform of solutions, serving the Biopharma, Reproductive Medicine, and Animal Health markets. Through its family of companies, Cryoport Systems, MVE Biological Solutions, CRYOPDP and Cryogene, Cryoport provides strategic solutions that will support the growing needs of these markets.

Our mission is to support life and health on earth through our advanced technologies, global supply chain network and dedicated scientists, technicians and supporting teams of professionals. Cryoport serves clients in life sciences research, clinical trials, and product commercialization’s. We support the creation of life, the sustaining of life and life-saving advanced cell and gene therapies in over 100 countries around the world. For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

Forward-Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that Cryoport's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in Cryoport's cash flow, market acceptance risks, and technical development risks. Cryoport's business could be affected by a number of other factors, including the risk factors listed from time to time in Cryoport's SEC reports including, but not limited to, Cryoport's 10-K for the year ended December 31, 2019, Cryoport's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and any subsequent filings with the SEC. Cryoport cautions investors not to place undue reliance on the forward-looking statements contained in this press release, which speak only as of the date of this press release. Except as required by law, Cryoport disclaims any obligation, and does not undertake, to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer/Elizabeth Barker

KCSA Strategic Communications

tfromer@kcsa.com/ebarker@kcsa.com

P: 1-212-896-1203

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Cryoport Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	11,172,084	9,583,334	30,335,165	24,699,834
Cost of revenues	5,116,831	4,956,277	13,894,952	12,280,487
Gross margin	6,055,253	4,627,057	16,440,213	12,419,347

Operating costs and expenses:
General and administrative	10,794,110	9,376,686	20,557,301	15,332,326
Sales and marketing	3,681,862	5,961,593	10,056,134	11,212,658
Engineering and development	2,311,718	1,640,528	5,990,887	2,671,057
Total operating costs and expenses	16,787,690	16,978,807	36,604,322	29,216,041

Loss from operations	(10,732,437)	(12,351,750)	(20,164,109)	(16,796,694)
Other income (expense):
Interest expense	(1,081,542)	(248,410)	(1,482,249)	(921,048)
Other income, net	367,093	133,499	536,691	344,412
Loss before provision for income taxes	(11,446,886)	(12,466,661)	(21,109,667)	(17,373,330)
Provision for income taxes	29,065	(1,886)	(53,793)	(10,610)
Net loss	$(11,417,821)	$(12,468,547)	$(21,163,460)	$(17,383,940)

Net loss per share - basic and diluted	$(0.29)	$(0.35)	$(0.55)	$(0.54)
Weighted average shares outstanding - basic and diluted	39,144,916	35,674,162	38,211,327	32,449,940

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Cryoport Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(unaudited)
Current Assets:
Cash and cash equivalents	$161,987,083	$47,234,770
Short-term investments	40,952,522	47,060,786
Accounts receivable, net	7,783,502	7,098,191
Inventories	476,622	473,961
Prepaid expenses and other current assets	1,444,303	1,096,855
Total current assets	212,644,032	102,964,563
Property and equipment, net	15,178,619	11,833,057
Operating lease right-of-use assets	8,113,923	4,460,319
Intangible assets, net	4,891,124	5,177,578
Goodwill	10,999,722	10,999,722
Deposits	535,750	437,299
Total assets	$252,363,170	$135,872,538

Current liabilities:
Accounts payable and other accrued expenses	$9,663,211	$2,498,375
Accrued compensation and related expenses	2,554,753	1,903,720
Deferred revenue	236,975	367,867
Operating lease liabilities	666,929	665,901
Finance lease liabilities	63,616	24,617
Total current liabilities	13,185,484	5,460,480
Convertible senior notes, net	111,155,209	-
Operating lease liabilities, net	7,814,874	4,101,236
Finance lease liabilities, net	123,654	8,539
Deferred tax liability	47,943	20,935
Total liabilities	132,327,164	9,591,190
Total stockholders' equity	120,036,006	126,281,348
Total liabilities and stockholders' equity	$252,363,170	$135,872,538

Note Regarding Use of Non-GAAP Financial Measures

This news release contains a non-GAAP financial measure as defined in Regulation G of the Securities Exchange Act of 1934. This financial measure is not calculated in accordance with generally accepted accounting principles (GAAP) and is not based on any comprehensive set of accounting rules or principles. In evaluating Cryoport's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes that the following non-GAAP financial measure, adjusted EBITDA, provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Board of Directors utilize this non-GAAP financial measure to gain a better understanding of Cryoport's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes this non-GAAP financial measure, when read in conjunction with Cryoport's GAAP financials, is useful to investors because they provide a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in Cryoport's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures Cryoport's underlying business.

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Cryoport Inc. and Subsidiaries
Adjusted EBITDA Reconciliation
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss	$(11,417,821)	$(12,468,547)	$(21,163,460)	$(17,383,940)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	830,377	792,916	2,499,087	1,590,171
Interest expense, net	925,207	114,911	873,581	576,636
Stock-based compensation expense	2,432,671	1,945,775	6,354,546	5,351,265
Accelerated vesting stock-based compensation expense	-	10,789,774	-	10,789,774
Income taxes	(29,065)	1,886	53,793	10,610
Acquisition costs	5,765,343	81,584	7,379,938	382,869
Adjusted EBITDA	$(1,493,288)	$1,258,299	$(4,002,515)	$1,317,385

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